Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2014 with respect to the consolidated financial statements, as of December 31, 2013 and for each of the two years in the period ended December 31, 2013 included in the Annual Report of Novavax, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Novavax, Inc. on Forms S-3 (No. 333-193549 effective January 24, 2014 and No. 333-187267 effective May 2, 2013) and on Forms S-8 (No. 333-198121 effective August 13, 2014, No. 333-190600 effective August 13, 2013, No. 333-190599 effective August 13, 2013, No. 333-183113 effective August 7, 2012, No. 333-145298 effective August 9, 2007, No. 333-130990 effective January 12, 2006, No. 333-110401 effective November 12, 2003, No. 333-97931 effective August 9, 2002, No. 333-46000 effective September 18, 2000, No. 333-77611 effective May 3, 1999, No. 33-80279 effective December 11, 1995, and No. 33-80277 effective December 11, 1995).

/s/ Grant Thornton LLP

McLean, Virginia

February 26, 2015